Exhibit 99.1

Contact:	Scott Meyerhoff
Goldleaf Financial Solutions, Inc.
678-728-4464

Goldleaf Financial Solutions, Inc. Expands Credit Facility with Bank of America, N.A.;
Wachovia Joins Lending Group

Brentwood, Tenn. (December 5, 2006) — Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI), a leading provider of a suite of technology-based products and services to community financial institutions, today announced that it has amended its Amended and Restated Credit Agreement with Bank of America, N.A. and The Peoples Bank of Winder, Winder, Ga., to offer better terms and that Wachovia Bank, N.A. has joined in participating in the expanded credit facility.

The amended credit facility provides for an increase in the revolving facility from $25,000,000 to $40,000,000, increases the Funded Debt to EBITDA Ratio from 2.25 (times) to 3 (times), lowers the pricing of the facility and increases the amount permitted for annual capital expenditures. The maturity date of the facility was also extended to November 30, 2009.

Lynn Boggs, chief executive officer at Goldleaf, said, “We appreciate our relationship with Bank of America and the lending group. Increasing our revolving credit facility gives us additional financial flexibility to make our commitment to the industry and the financial institutions even stronger.

“Wachovia Bank and Peoples Bank of Winder both saw an opportunity to participate with a growing company like Goldleaf,” Boggs continued.  “Having these two financial institutions place their trust in us reflects our desire to increase profitability and enhance customer service for community financial institutions.”

Brian L. Martin, SVP, Wachovia Bank, said, “The Goldleaf management team has a proven track record and a unique perspective on the market they serve. They understand that a financial institution’s customer relationships are paramount to succeeding in today’s competitive banking environment.  We believe that partnering with them is a prudent decision and one that will be beneficial to everyone involved.”

“Goldleaf’s commitment to serving the needs of the community banking industry is one we clearly understand and support,” said Chris Maddox, president, The Peoples Bank of Winder.  “Goldleaf’s technology and trusted relationships combined with a high degree of customer service has been the cornerstone of their growth. I believe it will continue to be the driving force behind the company’s future success.”

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GFSI Announces Additions to Credit Facility

December 5, 2006

About Goldleaf Financial Solutions, Inc.
Goldleaf Financial Solutions, Inc. offers a comprehensive package of advanced technology-based solutions specifically designed for community financial institutions.  Goldleaf’s solutions include core data processing, item processing and check imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation systems, turn-key leasing solutions, financial institution website design and hosting and retail inventory management.  Goldleaf believes its suite of products and services allows financial institutions and their small- to medium-sized business customers to compete more effectively in today’s aggressive financial services marketplace, to grow their trusted financial relationships and to enhance their profitability through the efficient use of technology and an expanded community presence.

For more information about Goldleaf Financial Solutions, or its line of products for financial institutions, please visit www.goldleaf.com.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements.  These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the implementation of Goldleaf’s long-term business plan.  These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2005, as amended.  The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance.  The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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